NEWS RELEASE	Exhibit 99.1

CONTACT:  Jason Korstange

(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 21st Consecutive Year of Net Income – Earns $109.4 Million

2011 HIGHLIGHTS

•                 Diluted earnings per common share of 71 cents

•                 Net income of $109.4 million

•                 Net interest margin of 3.99 percent

•                 Average deposits increased $404.3 million, or 3.5 percent

•                 Non-performing assets declined $53.1 million, or 10.9 percent

•                 Increased total equity by $398.5 million, Tier 1 common capital increased 18.4 percent to 11.74 percent of risk-weighted assets

FOURTH QUARTER HIGHLIGHTS

•                 Diluted earnings per common share of 10 cents

•                 Net income of $16.4 million

•                 Net interest margin of 3.92 percent

•                 Non-performing assets declined $4.9 million from the third quarter of 2011

•                 Completed acquisition of Gateway One Lending & Finance, LLC

•                 Announced quarterly cash dividend of 5 cents per common share, payable February 29, 2012

Earnings Summary								Table 1

($ in thousands, except per-share data)				Percent Change
	4Q 2011	3Q 2011	4Q 2010	4Q11 vs 3Q11	4Q11 vs 4Q10	YTD 2011	YTD 2010	Percent Change
Net income	$16,443	$32,255	$33,873	(49.0)%	(51.5)%	$109,394	$150,947	(27.5)%
Diluted earnings per common share	.10	.20	.24	(50.0)	(58.3)	.71	1.08	(34.3)

Financial Ratios (1)
Return on average assets	.37%	.71%	.75%			.61%	.85%
Return on average common equity	3.55	7.12	9.09			6.32	10.67
Net interest margin	3.92	3.96	4.05			3.99	4.15
Net charge-offs as a percentage of average loans and leases	1.63	1.48	1.75			1.45	1.47

(1) Annualized.

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WAYZATA, MN, January 24, 2012 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported net income for the fourth quarter of 2011 of $16.4 million, compared with $33.9 million in the fourth quarter of 2010 and $32.3 million in the third quarter of 2011.  Diluted earnings per common share was 10 cents for the fourth quarter of 2011, compared with 24 cents in the fourth quarter of 2010 and 20 cents in the third quarter of 2011. As previously reported, TCF elected to change its method of accounting for defined benefit retirement plans in 2011. All prior periods have been retrospectively restated for this accounting change.

Net income for the year ended December 31, 2011 was $109.4 million, compared with $150.9 million for 2010.  Diluted earnings per common share for the year ended December 31, 2011 was 71 cents, compared with $1.08 for 2010.

TCF declared a quarterly cash dividend of five cents per common share payable on February 29, 2012 to stockholders of record at the close of business on January 27, 2012.

Chairman’s Statement

“TCF’s 21st consecutive year of profitability was impacted by the full effect of the Durbin Amendment, start-up costs related to specialty finance and a sluggish economy,” said William A. Cooper, Chairman and Chief Executive Officer. “Despite non-performing assets declining for a fifth consecutive quarter, credit quality remains a challenge in the current environment and is delaying TCF’s return to more normal levels of provision. While the fourth quarter was not as profitable for us as other quarters during this economic cycle, we are excited about the strategic changes that have begun at TCF.”

“As we begin the new year, we are encouraged by the potential for strong asset growth as we reposition TCF for the future. We will continue to implement various revenue-producing and expense reduction strategies throughout the company to mitigate the impact of the current regulatory changes as well as maintain our focus on working through potential problem loans to minimize credit costs. I am pleased with the new direction in which TCF is headed and optimistic about our ability to increase shareholder value in 2012.”

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Total Revenue								Table 2

				Percent Change
($ in thousands)	4Q 2011	3Q 2011	4Q 2010	4Q11 vs 3Q11	4Q11 vs 4Q10	YTD 2011	YTD 2010	Percent Change
Net interest income	$173,434	$176,064	$174,286	(1.5)%	(.5)%	$ 699,688	$ 699,202.1%
Fees and other revenue:
Fees and service charges	51,002	58,452	61,480	(12.7)	(17.0)	219,363	273,181	(19.7)
Card revenue	13,643	27,701	27,625	(50.7)	(50.6)	96,147	111,067	(13.4)
ATM revenue	6,608	7,523	6,985	(12.2)	(5.4)	27,927	29,836	(6.4)
Total banking fees	71,253	93,676	96,090	(23.9)	(25.8)	343,437	414,084	(17.1)
Leasing and equipment finance	18,492	21,646	23,402	(14.6)	(21.0)	89,167	89,194	N.M.
Other	1,570	786	817	99.7	92.2	3,434	5,584	(38.5)
Total fees and other revenue	91,315	116,108	120,309	(21.4)	(24.1)	436,038	508,862	(14.3)
Subtotal	264,749	292,172	294,595	(9.4)	(10.1)	1,135,726	1,208,064	(6.0)
Gains on securities, net	5,842	1,648	21,185	N.M.	(72.4)	7,263	29,123	(75.1)
Gains on sales of loans	1,133	-	-	N.M.	N.M.	1,133	-	N.M.
Total revenue	$271,724	$293,820	$315,780	(7.5)	(14.0)	$1,144,122	$1,237,187	(7.5)

Net interest margin(1)	3.92%	3.96%	4.05%			3.99%	4.15%
Fees and other revenue as a % of total revenue	33.61	39.52	38.10			38.11	41.13

N.M. = Not meaningful.
(1) Annualized.

Net Interest Income

•    Net interest income for the fourth quarter of 2011 decreased $852 thousand, or .5 percent, compared with the fourth quarter of 2010 and $2.6 million, or 1.5 percent, compared with the third quarter of 2011. The decrease in net interest income from the fourth quarter of 2010 was primarily due to the following changes in loans and leases: reduced levels of higher yielding fixed-rate consumer real estate loans and decreases in leasing and equipment finance and commercial real estate portfolio balances and average yields, partially offset by reductions in the average deposit rates. The decrease in net interest income from the third quarter of 2011 was primarily due to the following changes in loans and leases: lower average balances in inventory finance, commercial real estate and consumer real estate loans.

•    Net interest margin in the fourth quarter of 2011 was 3.92 percent, compared with 4.05 percent in the fourth quarter of 2010 and 3.96 percent in the third quarter of 2011. The decrease in net interest margin from both periods was primarily due to increased asset liquidity and decreased levels of higher yielding loans and leases as a result of the lower interest rate environment. These changes were partially offset by a lower average cost of deposits and borrowings.

•    TCF maintained a high level of asset liquidity during the fourth quarter of 2011, which had an impact on net interest margin.  Interest-bearing deposits held at the Federal Reserve and unencumbered securities

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were $1.4 billion at December 31, 2011, a decrease of $72 million from the third quarter of 2011 and an increase of $905 million from the fourth quarter of 2010.  Our strong liquidity position reduced net interest margin percentage for the fourth quarter of 2011 by 15 basis points, compared with the fourth quarter of 2010, and by 2 basis points from the third quarter of 2011.

Non-interest Income

•    Banking fees and service charges in the fourth quarter of 2011 were $51 million, down $10.5 million, or 17 percent, from the fourth quarter of 2010 and down $7.5 million, or 12.7 percent, from the third quarter of 2011. The decline in banking fees and revenues from the fourth quarter of 2010 was primarily due to changes in customer behavior and increased levels of checking account attrition, some of which is in connection with new fees and service charges introduced in the fourth quarter of 2011. The decline from the third quarter of 2011 was primarily due to changes in customer behavior, a lower number of checking accounts and seasonality of items processed.

•    Card revenues were $13.6 million in the fourth quarter of 2011, down $14 million, or 50.6 percent, from the fourth quarter of 2010 and down $14.1 million, or 50.7 percent, from the third quarter of 2011. Compared with the fourth quarter of 2010 and third quarter of 2011, the average interchange rate per transaction decreased slightly more than 50 percent due to new debit card interchange regulations which took effect on October 1, 2011.

•    Leasing and equipment finance revenues were $18.5 million in the fourth quarter of 2011, down $4.9 million, or 21 percent, from the fourth quarter of 2010 and down $3.2 million, or 14.6 percent, from the third quarter of 2011. Decreases from both the fourth quarter of 2010 and the third quarter of 2011 were attributable to lower levels of customer initiated lease activity.

•    Subsequent to the acquisition of Gateway One Lending & Finance (“Gateway One”) on November 30, 2011, TCF sold $37.4 million of auto loans and recognized $1.1 million in associated gains.

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Loans and Leases

Average Loans and Leases								Table 3

				Percent Change
($ in thousands)	4Q 2011	3Q 2011	4Q 2010	4Q11 vs 3Q11	4Q11 vs 4Q10	YTD 2011	YTD 2010	Percent Change
Consumer real estate
First mortgage lien	$ 4,771,104	$ 4,808,881	$ 4,924,399	(.8)%	(3.1)%	$ 4,820,354	$ 4,934,257	(2.3)%
Junior lien	2,161,947	2,176,940	2,272,857	(.7)	(4.9)	2,192,927	2,296,400	(4.5)
Total	6,933,051	6,985,821	7,197,256	(.8)	(3.7)	7,013,281	7,230,657	(3.0)
Consumer other	19,386	18,183	23,283	6.6	(16.7)	19,687	26,577	(25.9)
Total consumer	6,952,437	7,004,004	7,220,539	(.7)	(3.7)	7,032,968	7,257,234	(3.1)
Commercial	3,476,660	3,564,198	3,650,906	(2.5)	(4.8)	3,565,085	3,687,024	(3.3)
Leasing and equipment finance	3,043,329	3,066,208	3,155,472	(.7)	(3.6)	3,074,207	3,056,006.6
Inventory finance	766,885	826,198	803,157	(7.2)	(4.5)	856,271	677,214	26.4)
Total	$14,239,311	$14,460,608	$14,830,074	(1.5)	(4.0)	$14,528,531	$14,677,478	(1.0)

N.M. Not meaningful

•         Average consumer real estate loan balances decreased $264.2 million, or 3.7 percent, from the fourth quarter of 2010 and declined $52.8 million, or .8 percent, from the third quarter of 2011.  Decreases reflect a decline in production of new loans, as marketplace yields available for fixed-rate loans are not as attractive to TCF versus variable-rate loans at their current levels.

•         Average fixed-rate consumer real estate loans decreased $346.5 million from the fourth quarter of 2010 and $64.7 million from the third quarter of 2011, while average variable-rate consumer real estate loans increased $82.3 million from the fourth quarter of 2010 and $11.9 million from the third quarter of 2011. Variable-rate loans comprised 35 percent of total consumer real estate loans at December 31, 2011, up from 33 percent at December 31, 2010 and 34.5 percent at September 30, 2011.

•                 Average commercial loan balances in the fourth quarter of 2011 decreased $174.2 million, or 4.8 percent, from the fourth quarter of 2010 and decreased $87.5 million, or 2.5 percent, from the third quarter of 2011.  The decreases for both periods were primarily due to higher levels of payments in excess of new origination volume.

•         Average leasing and equipment finance loan and lease balances in the fourth quarter of 2011 decreased $112.1 million, or 3.6 percent, from the fourth quarter of 2010 and $22.9 million, or .7 percent, from the third quarter of 2011. The decrease from both periods was primarily due to runoff of acquired portfolios, partially offset by growth in core market segments. Leasing and equipment finance originations of $1.5 billion during 2011 represent an increase of $224.2 million, or 17.8 percent, compared with 2010.

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•    Average inventory finance loans were $766.9 million in the fourth quarter of 2011, a decrease of $36.3 million, or 4.5 percent, from the fourth quarter of 2010 and $59.3 million, or 7.2 percent, from the third quarter of 2011.  The decrease from the fourth quarter of 2010 was primarily due to the termination of a lawn and garden program and the transitioning of an electronics and appliance program to a servicing-only program. The decrease from the third quarter of 2011 was primarily due to the termination of the lawn and garden program.

•    Gateway One provides strong growth potential due to the large auto lending marketplace (2nd largest consumer finance market in the U.S.). Auto loans, which are included in consumer other and loans and leases held for sale, are expected to grow throughout 2012 while Gateway One transitions from an originate-to-sell model to an originate-to-hold model. Gateway One increased its portfolio of managed loans, including loans held for investment, loans held for sale and loans sold and serviced, to $437.7 million at December 31, 2011 from $416.1 million at November 30, 2011.

•    TCF increased small business lending 2.5 percent since the fourth quarter of 2010 while small business lending across the U.S. declined 3.8 percent through the third quarter of 2011.

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Credit Quality

•                  Overall favorable trends in non-performing assets continue and over 60-day delinquencies and net charge-offs remain below peak 2010 levels.

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Credit Quality Summary of Performing and Underperforming Loans and Leases							Table 5
				60+ Days
($ in thousands)	Performing Loans and Leases			Delinquent and	Accruing	Non-accrual	Total Loans
December 31, 2011:	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	Loans and Leases	and Leases
Consumer real estate and other	$6,271,575	$-	$6,271,575	$79,765	$433,078	$149,386	$6,933,804
Commercial	2,987,876	234,501	3,222,377	1,148	98,448	127,519	3,449,492
Leasing and equipment finance	3,093,194	21,451	3,114,645	6,255	776	20,583	3,142,259
Inventory finance	616,677	7,040	623,717	160	-	823	624,700
Total loans and leases	$12,969,322	$262,992	$13,232,314	$87,328	$532,302	$298,311	$14,150,255
Percent of total loans and leases	91.6%	1.9%	93.5%	.6%	3.8%	2.1%	100.0%

				60+ Days
($ in thousands)	Performing Loans and Leases			Delinquent and	Accruing	Non-accrual	Total Loans
September 30, 2011:	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	Loans and Leases	and Leases
Consumer real estate and other	$6,405,059	$-	$6,405,059	$71,179	$378,773	$148,898	$7,003,909
Commercial	2,969,048	304,613	3,273,661	1,266	87,610	133,260	3,495,797
Leasing and equipment finance	2,953,215	28,574	2,981,789	4,709	860	24,437	3,011,795
Inventory finance	819,727	7,102	826,829	308	-	1,077	828,214
Total loans and leases	$13,147,049	$340,289	$13,487,338	$77,462	$467,243	$307,672	$14,339,715
Percent of total loans and leases	91.7%	2.4%	94.1%	.5%	3.3%	2.1%	100.0%

				60+ Days
	Performing Loans and Leases			Delinquent and	Accruing	Non-accrual	Total Loans
December 31 , 2010:	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	Loans and Leases	and Leases
Consumer real estate and other	$6,613,610	$-	$6,613,610	$76,711	$337,401	$167,547	$7,195,269
Commercial	3,091,911	354,185	3,446,096	9,021	48,838	142,248	3,646,203
Leasing and equipment finance	3,073,347	35,695	3,109,042	11,029	-	34,407	3,154,478
Inventory finance	785,245	5,710	790,955	344	-	1,055	792,354
Total loans and leases	$13,564,113	$395,590	$13,959,703	$97,105	$386,239	$345,257	$14,788,304
Percent of total loans and leases	91.7%	2.7%	94.4%	.7%	2.6%	2.3%	100.0%

(1) Excludes classified loans and leases that are 60+ days delinquent and accruing or accruing TDRs.
(2) Excludes accruing TDRs that are 60+ days delinquent.

At December 31, 2011:

•                 The combined balance of performing classified loans and leases, over 60-day delinquent and accruing loans and leases, accruing troubled debt restructurings (“TDR”) and non-accrual loans and leases was $1.2 billion at December 31, 2011, a decrease of $11.7 million from September 30, 2011, down for the fourth consecutive quarter. This was primarily due to decreases in classified and non-accrual commercial real estate loans, partially offset by increases in accruing TDRs in both the commercial real estate and consumer real estate portfolios.

•                 Over 60-day delinquency rate was .85 percent, up from .80 percent at December 31, 2010 and up from .75 percent at September 30, 2011. The increase from the fourth quarter of 2010 and from the third quarter of 2011 was primarily due to increases in consumer real estate first mortgage delinquencies, partially offset by decreases in commercial real estate delinquencies.

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•                 Total non-accrual loans and leases and other real estate owned (non-performing assets) were $433.2 million at December 31, 2011, a decrease of $53.1 million, or 10.9 percent, from December 31, 2010 and a decrease of $4.9 million, or 1.1 percent, from September 30, 2011, the fifth consecutive quarter of declining non-performing assets.

•    Non-accrual loans and leases were $298.3 million at December 31, 2011, a decrease of $46.9 million, or 13.6 percent, from December 31, 2010 and a decrease of $9.4 million, or 3 percent, from September 30, 2011.  The decrease from December 31, 2010 was primarily due to a $28.6 million decrease in commercial and leasing and equipment finance non-accrual loans and leases as a result of fewer loans and leases entering non-accrual status and increased customer payments on commercial non-accrual loans in 2011, compared with 2010, and an $18.1 million decrease in consumer real estate non-accrual loans, as fewer loans were placed on non-accrual status and more loans returned to accrual status. The decrease from September 30, 2011 was primarily due to a $5.7 million decrease in commercial non-accrual loans as a result of increased customer payments received during the fourth quarter of 2011. TCF continues to experience improvements in non-accrual loan and lease balances as additions are down $72.1 million and loans returning to accrual status were up $29.3 million for the year ended December 31, 2011, compared with the prior year.

•    Other real estate owned was $134.9 million at December 31, 2011, a decrease of $6.2 million from December 31, 2010 and an increase of $4.5 million from September 30, 2011.  The decrease from December 31, 2010 was primarily due to valuation writedowns on commercial real estate properties combined with a decrease in consumer properties. The increase from September 30, 2011 was primarily due to increased transfers from non-accrual to other real estate owned in commercial real estate during the fourth quarter of 2011.

•    Consumer real estate TDRs include loans where a payment modification (but not a reduction of principal) has been granted to a residential real estate customer. Performing consumer real estate TDRs have a weighted average yield of 3.7 percent, carry a 13.5 percent reserve and 7 percent are over 60-days delinquent at December 31, 2011.

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•                 Commercial TDRs include loans where a payment or other modification (but not a reduction of principal) has been granted. Performing commercial TDRs have a weighted average yield of 5.6 percent. There are no commercial TDRs over 60-days delinquent at December 31, 2011.

Allowance for Loan and Lease Losses

Credit Quality Summary													Table 6
($ in thousands)
							Percent Change
	4Q		3Q		4Q		4Q11 vs	4Q11 vs	YTD		YTD		Percent
Allowance for Loan and Lease Losses	2011		2011		2010		3Q11	4Q10	2011		2010		Change
Balance at beginning of period	$254,325		$255,472		$253,120		(0.4) %	0.5%	$265,819		$244,471		8.7
Charge-offs	(62,973)		(57,761)		(69,913)		9.0	(9.9)	(230,295)		(237,063)		(2.9)
Recoveries	5,051		4,359		4,966		15.9	1.7	19,313		21,974		(12.1)
Net charge-offs	(57,922)		(53,402)		(64,947)		8.5	(10.8)	(210,982)		(215,089)		(1.9)
Provision for credit losses	59,249		52,315		77,646		13.3	(23.7)	200,843		236,437		(15.1)
Other	20		(60)		-		N.M.	N.M.	(8)		-		N.M.
Balance at end of period	$255,672		$254,235		$265,819.5			(3.8)	$255,672		$265,819		(3.8)

Net charge-offs as a percentage of
average loans and leases (1)
Consumer real estate and other:
First mortgage lien	1.94%		2.29%		1.88%		(35) bps	6 bps	1.95%		1.55%		40 bps
Junior lien	2.63		2.99		2.37		(36)	26	2.69		2.33		36
Total consumer real estate	2.15		2.51		2.04		(36)	11	2.18		1.80		38
Total consumer real estate and other	2.23		2.59		2.10		(36)	13	2.23		1.86		37
Commercial	1.79		.57		2.04		122	(25)	1.15		1.31		(16)
Leasing and equipment finance	.46		.36		.99		10	(53)	.41		1.00		(59)
Inventory finance	.03		.13		.28		(10)	(25)	.10		.17		(7)
Total	1.63		1.48		1.75		15	(12)	1.45		1.47		(2)

Allowance as a percentage of period
end loans and leases	1.81%		1.77%		1.80%				1.81%		1.80%
Ratio of allowance to net charge-offs (1)	1.1	X	1.2	X	1.0	X			1.2	X	1.2	X

N.M. = Not meaningful.
(1) Annualized.

At December 31, 2011:

•                 Allowance for loan and lease losses was $255.7 million, or 1.81 percent of loans and leases, compared with $265.8 million, or 1.80 percent, at December 31, 2010 and $254.3 million, or 1.77 percent, at September 30, 2011.

For the quarter ended December 31, 2011:

•             Provision for credit losses was $59.2 million, down from $77.6 million in the fourth quarter of 2010 and up from $52.3 million recorded in the third quarter of 2011. The decrease from the fourth quarter of 2010 was primarily due to decreased net charge-offs and reserves in the commercial real estate and leasing and equipment finance portfolios. The increase from the third quarter of 2011 was primarily due to increased net charge-offs in the commercial portfolio.

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•             Net loan and lease charge-offs were $57.9 million, or 1.63 percent, annualized, of average loans and leases, down from $64.9 million, or 1.75 percent, annualized, in the fourth quarter of 2010 and up from $53.4 million, or 1.48 percent, annualized, in the third quarter of 2011. The decrease from the fourth quarter of 2010 was primarily due to decreases in net charge-offs in commercial real estate and leasing and equipment finance, partially offset by increases in net charge-offs in consumer real estate. The increase from the third quarter of 2011 was primarily due to increases in commercial real estate net charge-offs on apartments, retail services, hotels and motels and commercial business net charge-offs.

Deposits

Average Deposits								Table 7
				Percent Change
($ in thousands)	4Q 2011	3Q 2011	4Q 2010	4Q11 vs 3Q11	4Q11 vs 4Q10	YTD 2011	YTD 2010	Percent Change

Checking	$ 4,449,640	$ 4,475,567	$ 4,358,771	(.6)%	2.1%	$ 4,499,211	$ 4,408,853	2.0%
Savings	5,878,392	5,812,187	5,412,094	1.1	8.6	5,692,324	5,429,416	4.8
Money market	662,024	650,598	643,801	1.8	2.8	658,693	656,691.3
Subtotal	10,990,056	10,938,352	10,414,666.5		5.5	10,850,228	10,494,960	3.4
Certificates	1,112,735	1,114,934	1,040,348	(.2)	7.0	1,103,231	1,054,179	4.7
Total deposits	$12,102,791	$12,053,286	$11,455,014.4		5.7	$11,953,459	$11,549,139	3.5

Total new checking accounts	94,321	119,616	71,225	(21.1)%	32.4%	431,677	418,670	3.1%
Average interest rate on deposits (1)	.32%	.39%	.46%			.38%	.53%

(1) Annualized.

•                 Total average deposits increased $647.8 million, or 5.7 percent, from the fourth quarter of 2010 primarily due to increases in savings account balances and checking account production as a result of various targeted marketing campaigns. Average savings balances increased $466.3 million, or 8.6 percent, from the fourth quarter of 2010.  Total new checking accounts increased 32.4 percent from the fourth quarter of 2010. Total average deposits increased $49.5 million, or .4 percent from the third quarter of 2011, primarily due to increases in average savings account balances, partially offset by seasonal decreases in checking account balances.

•                 The average interest cost of deposits in the fourth quarter of 2011 was .32 percent, down 14 basis points from the fourth quarter of 2010 and down 7 basis points from the third quarter of 2011.  The decrease from both periods was primarily due to pricing strategies on certain deposit products.  The weighted average interest rate on deposits was .29 percent at December 31, 2011.

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Non-interest Expense

Non-interest Expense								Table 8

				Percent Change
($ in thousands)	4Q 2011	3Q 2011	4Q 2010	4Q11 vs 3Q11	4Q11 vs 4Q10	YTD 2011	YTD 2010	Percent Change
Compensation and employee benefits	$ 82,595	$ 87,758	$ 82,843	(5.9)%	(.3)%	$348,792	$346,072.8%
Occupancy and equipment	32,366	31,129	30,968	4.0	4.5	126,437	126,551	(.1)
FDIC insurance	6,647	7,363	7,398	(9.7)	(10.2)	28,747	23,584	21.9
Deposit account premiums	6,482	7,045	1,688	(8.0)	N.M.	22,891	17,304	32.3
Advertising and marketing	2,250	1,145	3,154	96.5	(28.7)	10,034	13,062	(23.2)
Other	39,148	34,708	37,309	12.8	4.9	145,489	146,253	(.5)
Core operating expenses	169,488	169,148	163,360.2		3.8	682,390	672,826	1.4
Foreclosed real estate and repossessed assets, net	11,323	12,430	12,781	(8.9)	(11.4)	49,238	40,385	21.9
Operating lease depreciation	6,811	7,409	8,289	(8.1)	(17.8)	30,007	37,106	(19.1)
Other credit costs, net	(89)	(139)	1,542	36.0	N.M.	2,816	6,018	(53.2)
Total non-interest expense	$187,533	$188,848	$185,972	(.7)	.8	$764,451	$756,335	1.1

N.M. = Not meaningful.

•    Compensation and employee benefits expense in the fourth quarter of 2011 was relatively flat with the fourth quarter of 2010 and decreased $5.2 million, or 5.9 percent, from the third quarter of 2011. Compensation and employee benefits expense increased $2.7 million, or .8 percent, in 2011 as compared with 2010. The slight change from the fourth quarter of 2010 was primarily due to compensation decreases in branch banking as a result of branch closures during 2011, offset by compensation related to increased headcount from the acquisition of Gateway One. The decrease from the third quarter of 2011 was primarily due to net gains recognized on the annual re-measurement of retirement benefit plan assets and liabilities during the fourth quarter of 2011. The increase for 2011 compared with 2010 was primarily due to an increase in commissions and incentives due to growth in the specialty finance business, which continued to expand its core business with new programs during 2011, the ramp up of expenses to deliver the onboarding of BRP that will begin funding early in 2012, and an increase in payroll taxes. These increases were partially offset by a decrease in employee medical costs and increased net gains recognized on retirement benefit plan assets and liabilities during the fourth quarter of 2011.

•    FDIC insurance expense decreased $751 thousand, or 10.2 percent, from the fourth quarter of 2010 and $716 thousand, or 9.7 percent, from the third quarter of 2011. FDIC insurance expense increased $5.2 million, or 21.9 percent, for the full year of 2011 from 2010. The decrease from the fourth quarter of 2010

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and the third quarter of 2011 was primarily due to a decrease in the FDIC insurance rate as a result of increased liquidity during the fourth quarter of 2011. The increase for 2011 compared with 2010 was primarily due to changes in the FDIC insurance rate calculations for banks over $10 billion in total assets, which were implemented on April 1, 2011.

•    Deposit account premiums increased $4.8 million from the fourth quarter of 2010 and decreased $563 thousand, or 8 percent, from the third quarter of 2011. Deposit account premiums increased $5.6 million, or 32.3 percent, for the full year of 2011 from 2010. The increase from the fourth quarter of 2010 and for 2011 compared with 2010 was primarily due to changes in the account premium programs, beginning in April 2011 that increased the premiums paid for each qualifying account.  The decrease from the third quarter of 2011 was primarily due to decreased production of checking accounts.

•    Advertising and marketing expense decreased $904 thousand, or 28.7 percent, from the fourth quarter of 2010 and increased $1.1 million, or 96.5 percent, from the third quarter of 2011. Advertising and marketing expense decreased $3 million, or 23.2 percent, for the full year of 2011 from 2010. The decrease from the fourth quarter of 2010 and for all of 2011 compared with 2010 was due to the discontinuation of the debit card rewards program in the third quarter of 2011 in response to new federal regulation regarding debit card interchange fees. The increase from the third quarter of 2011 was primarily due to the discontinuation of the debit card rewards program that was recognized in the third quarter of 2011.

•    Other non-interest expense increased $1.9 million, or 4.9 percent, from the fourth quarter of 2010 and $4.4 million, or 12.8 percent, from the third quarter of 2011. Other non-interest expense was flat for the full year of 2011 compared with 2010. The increase from the fourth quarter of 2010 was primarily due to an increase in card expenses related to our campus banking alliances. The increase from the third quarter of 2011 was primarily due to an increase in transaction costs related to the acquisition of Gateway One.

•    Foreclosed real estate and repossessed asset expense decreased $1.5 million, or 11.4 percent, from the fourth quarter of 2010 and decreased $1.1 million, or 8.9 percent, from the third quarter of 2011. Foreclosed real estate and repossessed asset expense increased $8.9 million, or 21.9 percent, for the full

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year of 2011 from 2010. The decrease from the fourth quarter of 2010 was primarily due to a decrease in the number of consumer real estate properties owned and the associated expenses. The decrease from the third quarter of 2011 was primarily due to reduced writedowns on commercial real estate properties owned. The increase for 2011 compared with 2010 was primarily due to increased valuation writedowns per property on commercial real estate properties.

Capital and Borrowing Capacity

Capital Information			Table 9
At period end
($ in thousands, except per-share data)	4Q 2011		4Q 2010
Total equity	$ 1,878,627		$ 1,480,163
Total equity to total assets	9.90%		8.02%
Book value per common share	$ 11.65		$ 10.30
Tangible realized common equity to tangible assets(1)	8.42%		7.28%

Risk-based capital
Tier 1	$ 1,706,926	12.67%	$ 1,459,703	10.47%
Total	1,994,875	14.80	1,792,683	12.86
Excess over stated “10% well-capitalized” requirement	647,342	4.80	399,020	2.86

Tier 1 Leverage Capital	$ 1,706,926	9.15%	$ 1,459,703	7.91%

Tier 1 common capital(2)	$ 1,581,432	11.74%	$ 1,336,203	9.59%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” table).
(2) Excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Measures” table).

•    Total risk-based capital at December 31, 2011 of $2 billion, or 14.80 percent of risk-weighted assets, was $647.3 million in excess of the stated “10 percent well-capitalized” requirement.

•    The tier 1 leverage ratio and tier 1 common risk-based capital ratio decreased from 9.42 percent and 12.11 percent, respectively, at September 30, 2011 to 9.15 percent and 11.74 percent, respectively, at December 31, 2011 due mainly to the addition of goodwill and intangible assets acquired in the purchase of Gateway One.

•    On January 16, 2012, the Board of Directors of TCF declared a regular quarterly cash dividend of five cents per common share payable on February 29, 2012 to stockholders of record at the close of business on January 27, 2012.

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•    At December 31, 2011, TCF had $1.9 billion in unused, secured borrowing capacity at the FHLB of Des Moines and $518 million in unused, secured borrowing capacity at the Federal Reserve Discount Window.

Website Information

A live webcast of TCF’s conference call to discuss fourth quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on January 24, 2012 at 10:00 a.m. CT.  Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $19 billion in total assets. TCF has 434 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 30 states. For more information about TCF, please visit www.tcfbank.com.

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Forward-Looking Information

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this release.  These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions, Credit and Other Risks  Deterioration in general economic and banking industry conditions, including defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; limitations on TCF’s ability to attract and retain manufacturers and dealers to expand the inventory finance business.

Legislative and Regulatory Requirements  New consumer protection and supervisory requirements and regulations, including those resulting from action by the CFPB and changes in the scope of Federal preemption of state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the  Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; reduction of interchange revenue from debit card transactions resulting from the Durbin Amendment to the Dodd-Frank Act; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in tier 1 capital called for by the Dodd-Frank Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive

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guidance relating to liquidity; uncertainties relating to customer opt-in preferences with respect to NSF fees on point of sale and ATM transactions which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Competitive Conditions; Supermarket Branching Risk; Growth Risks  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; customers completing financial transactions without using a bank; the effect of any negative publicity; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify our balance sheet through programs or new opportunities; failure to successfully attract and retain new customers.

Technological and Operational Matters  Technological or operational difficulties, loss or theft of information, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	December 31,		Change
	2011	2010	$	%
Interest income:
Loans and leases	$205,415	$220,772	$(15,357)	(7.0	) %
Securities available for sale	22,559	18,072	4,487	24.8
Investments and other	2,333	1,900	433	22.8
Total interest income	230,307	240,744	(10,437)	(4.3)
Interest expense:
Deposits	9,791	13,370	(3,579)	(26.8)
Borrowings	47,082	53,088	(6,006)	(11.3)
Total interest expense	56,873	66,458	(9,585)	(14.4)
Net interest income	173,434	174,286	(852)	(.5)
Provision for credit losses	59,249	77,646	(18,397)	(23.7)
Net interest income after provision for credit losses	114,185	96,640	17,545	18.2
Non-interest income:
Fees and service charges	51,002	61,480	(10,478)	(17.0)
Card revenue	13,643	27,625	(13,982)	(50.6)
ATM revenue	6,608	6,985	(377)	(5.4)
Subtotal	71,253	96,090	(24,837)	(25.8)
Leasing and equipment finance	18,492	23,402	(4,910)	(21.0)
Other	1,570	817	753	92.2
Fees and other revenue	91,315	120,309	(28,994)	(24.1)
Gains on securities, net	5,842	21,185	(15,343)	(72.4)
Gains on sales of auto loans	1,133	-	1,133	N.M.
Total non-interest income	98,290	141,494	(43,204)	(30.5)
Non-interest expense:
Compensation and employee benefits	82,595	82,843	(248)	(.3)
Occupancy and equipment	32,366	30,968	1,398	4.5
FDIC insurance	6,647	7,398	(751)	(10.2)
Deposit account premiums	6,482	1,688	4,794	N.M.
Advertising and marketing	2,250	3,154	(904)	(28.7)
Other	39,148	37,309	1,839	4.9
Subtotal	169,488	163,360	6,128	3.8
Foreclosed real estate and repossessed assets, net	11,323	12,781	(1,458)	(11.4)
Operating lease depreciation	6,811	8,289	(1,478)	(17.8)
Other credit costs, net	(89)	1,542	(1,631)	(105.8)
Total non-interest expense	187,533	185,972	1,561.8
Income before income tax expense	24,942	52,162	(27,220)	(52.2)
Income tax expense	7,424	17,391	(9,967)	(57.3)
Income after income tax expense	17,518	34,771	(17,253)	(49.6)
Income attributable to non-controlling interest	1,075	898	177	19.7
Net income available to common stockholders	$16,443	$33,873	$(17,430)	(51.5)

Net income per common share:
Basic	$.10	$.24	$(.14)	(58.3)
Diluted	.10	.24	(.14)	(58.3)

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	157,829	140,970	16,859	12.0
Diluted	158,152	141,216	16,936	12.0

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended
	December 31,		Change
	2011	2010	$	%
Interest income:
Loans and leases	$844,796	$883,923	$(39,127)	(4.4	) %
Securities available for sale	85,188	80,445	4,743	5.9
Investments and other	7,967	5,509	2,458	44.6
Total interest income	937,951	969,877	(31,926)	(3.3)
Interest expense:
Deposits	45,108	61,229	(16,121)	(26.3)
Borrowings	193,155	209,446	(16,291)	(7.8)
Total interest expense	238,263	270,675	(32,412)	(12.0)
Net interest income	699,688	699,202	486.1
Provision for credit losses	200,843	236,437	(35,594)	(15.1)
Net interest income after provision for credit losses	498,845	462,765	36,080	7.8
Non-interest income:
Fees and service charges	219,363	273,181	(53,818)	(19.7)
Card revenue	96,147	111,067	(14,920)	(13.4)
ATM revenue	27,927	29,836	(1,909)	(6.4)
Subtotal	343,437	414,084	(70,647)	(17.1)
Leasing and equipment finance	89,167	89,194	(27)	N.M.
Other	3,434	5,584	(2,150)	(38.5)
Fees and other revenue	436,038	508,862	(72,824)	(14.3)
Gains on securities, net	7,263	29,123	(21,860)	(75.1)
Gains on sales of auto loans	1,133	-	1,133	N.M.
Total non-interest income	444,434	537,985	(93,551)	(17.4)
Non-interest expense:
Compensation and employee benefits	348,792	346,072	2,720.8
Occupancy and equipment	126,437	126,551	(114)	(.1)
FDIC insurance	28,747	23,584	5,163	21.9
Deposit account premiums	22,891	17,304	5,587	32.3
Advertising and marketing	10,034	13,062	(3,028)	(23.2)
Other	145,489	146,253	(764)	(.5)
Subtotal	682,390	672,826	9,564	1.4
Foreclosed real estate and repossessed assets, net	49,238	40,385	8,853	21.9
Operating lease depreciation	30,007	37,106	(7,099)	(19.1)
Other credit costs, net	2,816	6,018	(3,202)	(53.2)
Total non-interest expense	764,451	756,335	8,116	1.1
Income before income tax expense	178,828	244,415	(65,587)	(26.8)
Income tax expense	64,441	90,171	(25,730)	(28.5)
Income after income tax expense	114,387	154,244	(39,857)	(25.8)
Income attributable to non-controlling interest	4,993	3,297	1,696	51.4
Net income available to common stockholders	$109,394	$150,947	$(41,553)	(27.5)

Net income per common share:
Basic	$.71	$1.08	$(.37)	(34.3)
Diluted	.71	1.08	(.37)	(34.3)

Dividends declared per common share	$.20	$.20	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	154,222	138,617	15,605	11.3
Diluted	154,509	138,813	15,696	11.3

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At
	December 31,	December 31,	Change
	2011	2010	$	%
ASSETS

Cash and due from banks	$1,389,704	$663,901	$725,803	109.3%
Investments	157,780	179,768	(21,988)	(12.2)
Securities available for sale	2,324,038	1,931,174	392,864	20.3
Loans and leases held for sale	14,321	-	14,321	N.M.
Loans and leases:			-
Consumer real estate and other	6,933,804	7,195,269	(261,465)	(3.6)
Commercial	3,449,492	3,646,203	(196,711)	(5.4)
Leasing and equipment finance	3,142,259	3,154,478	(12,219)	(.4)
Inventory finance	624,700	792,354	(167,654)	(21.2)
Total loans and leases	14,150,255	14,788,304	(638,049)	(4.3)
Allowance for loan and lease losses	(255,672)	(265,819)	10,147	3.8
Net loans and leases	13,894,583	14,522,485	(627,902)	(4.3)
Premises and equipment, net	436,281	443,768	(7,487)	(1.7)
Goodwill	225,640	152,599	73,041	47.9
Other assets	537,041	571,330	(34,289)	(6.0)
Total assets	$18,979,388	$18,465,025	514,363	2.8

LIABILITIES AND EQUITY

Deposits:
Checking	$4,629,749	$4,530,064	$99,685	2.2
Savings	5,855,263	5,390,802	464,461	8.6
Money market	651,377	635,922	15,455	2.4
Subtotal	11,136,389	10,556,788	579,601	5.5
Certificates of deposit	1,065,615	1,028,327	37,288	3.6
Total deposits	12,202,004	11,585,115	616,889	5.3
Short-term borrowings	6,416	126,790	(120,374)	(94.9)
Long-term borrowings	4,381,664	4,858,821	(477,157)	(9.8)
Total borrowings	4,388,080	4,985,611	(597,531)	(12.0)
Accrued expenses and other liabilities	510,677	414,136	96,541	23.3
Total liabilities	17,100,761	16,984,862	115,899.7
Equity:
Preferred stock, par value $.01 per share,
30,000,000 authorized; 0 shares issued	-	-	-	-
Common stock, par value $.01 per share,
280,000,000 shares authorized; 160,366,380,
and 142,965,012 shares issued	1,604	1,430	174	12.2
Additional paid-in capital	715,247	459,884	255,363	55.5
Retained earnings, subject to certain restrictions	1,127,823	1,049,156	78,667	7.5
Accumulated other comprehensive income (loss)	56,826	(15,692)	72,518	N.M.
Treasury stock at cost, 42,566, and 51,160
shares, and other	(33,367)	(23,115)	(10,252)	(44.4)
Total TCF Financial Corp. stockholders’ equity	1,868,133	1,471,663	396,470	26.9
Non-controlling interest in subsidiaries	10,494	8,500	1,994	23.5
Total equity	1,878,627	1,480,163	398,464	26.9
Total liabilities and equity	$18,979,388	$18,465,025	514,363	2.8

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2011	2011	2011	2011	2010	2011		2010
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$87,358	$78,241	$74,090	$70,024	$73,848	$9,117		$13,510
Junior lien	22,277	18,499	17,780	19,528	20,763	3,778		1,514
Total consumer real estate	109,635	96,740	91,870	89,552	94,611	12,895		15,024
Consumer other	41	58	171	78	39	(17)		2
Total consumer real estate and other	109,676	96,798	92,041	89,630	94,650	12,878		15,026
Commercial	1,148	3,079	6,238	1,864	9,021	(1,931)		(7,873)
Leasing and equipment finance	3,512	2,840	2,447	5,274	5,054	672		(1,542)
Inventory finance	160	306	145	240	318	(146)		(158)
Subtotal	114,496	103,023	100,871	97,008	109,043	11,473		5,453
Acquired portfolios	3,140	1,870	2,993	4,399	6,000	1,270		(2,860)
Total delinquencies	$117,636	$104,893	$103,864	$101,407	$115,043	$12,743		$2,593

Delinquency Data - % of Portfolio (1)
60 days or more:
Consumer real estate
First mortgage lien	1.89%	1.68%	1.58%	1.48%	1.55%	21	bps	34	bps
Junior lien	1.04	.86	.82	.89	.93	18		11
Total consumer real estate	1.63	1.42	1.34	1.30	1.35	21		28
Consumer other	.12	.18	.46	.22	.10	(6)		2
Total consumer real estate and other	1.62	1.41	1.33	1.29	1.35	21		27
Commercial	.03	.09	.18	.05	.26	(6)		(23)
Leasing and equipment finance	.13	.11	.09	.20	.19	2		(6)
Inventory finance	.03	.04	.02	.03	.05	(1)		(2)
Subtotal	.85	.75	.73	.69	.79	10		6
Acquired portfolios	.84	.51	.70	.89	1.00	33		(16)
Total delinquencies	.85	.75	.73	.70	.80	10		5

(1) Excludes non-accrual loans and leases.

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2011	2011	2011	2011	2010	2011		2010
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$129,114	$130,671	$129,837	$133,865	$140,871	$(1,557)		$(11,757)
Junior lien	20,257	18,223	21,069	21,325	26,626	2,034		(6,369)
Total consumer real estate	149,371	148,894	150,906	155,190	167,497	477		(18,126)
Consumer other	15	4	32	43	50	11		(35)
Total consumer real estate and other	149,386	148,898	150,938	155,233	167,547	488		(18,161)
Commercial	127,519	133,260	140,407	127,745	142,248	(5,741)		(14,729)
Leasing and equipment finance	20,583	24,437	29,682	34,634	34,407	(3,854)		(13,824)
Inventory finance	823	1,077	634	1,437	1,055	(254)		(232)
Total non-accrual loans and leases	$298,311	$307,672	$321,661	$319,049	$345,257	$(9,361)		$(46,946)

Non-accrual loans and leases - rollforward
Balance, beginning of period	$307,672	$321,661	$319,049	$345,257	$369,812	$(13,989)		$(62,140)
Additions	125,893	80,014	86,996	80,596	92,180	45,879		33,713
Charge-offs	(38,263)	(29,338)	(22,401)	(37,417)	(43,092)	(8,925)		4,829
Transfers to other assets	(31,486)	(21,654)	(27,078)	(33,541)	(41,659)	(9,832)		10,173
Return to accrual status	(19,932)	(20,272)	(21,985)	(24,634)	(17,989)	340		(1,943)
Payments received	(45,238)	(23,843)	(14,383)	(12,881)	(15,036)	(21,395)		(30,202)
Other, net	(335)	1,104	1,463	1,669	1,041	(1,439)		(1,376)
Balance, end of period	$298,311	$307,672	$321,661	$319,049	$345,257	$(9,361)		$(46,946)

Charge-offs and allowance recorded on
non-accrual loans and leases as a percentage of contractual balance
Consumer real estate	29.9%	29.3%	26.6%	24.5%	22.0%	60	bps	790	bps
Commercial	37.2	34.3	37.9	40.5	43.1	290		(590)
Leasing and equipment finance	17.7	22.1	20.5	23.6	24.3	(440)		(660)
Inventory finance	5.3	5.7	11.8	7.1	17.5	(40)		(1,220)
Total	32.4	31.0	31.4	31.4	31.6	140		80

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2011	2011	2011	2011	2010	2011		2010
Other Real Estate Owned
Other real estate owned (1):
Consumer real estate	$87,792	$88,206	$94,311	$97,976	$90,115	$(414)		$(2,323)
Commercial real estate	47,106	42,207	42,188	44,178	50,950	4,899		(3,844)
Total other real estate owned	$134,898	$130,413	$136,499	$142,154	$141,065	$4,485		$(6,167)

Other real estate owned - rollforward
Balance, beginning of period	$130,413	$136,499	$142,154	$141,065	$136,144	$(6,086)		$(5,731)
Transferred in	33,864	24,939	27,649	35,480	44,513	8,925		(10,649)
Sales	(25,909)	(26,095)	(28,759)	(31,328)	(34,666)	186		8,757
Writedowns	(5,719)	(6,337)	(6,741)	(6,266)	(6,220)	618		501
Other, net	2,249	1,407	2,196	3,203	1,294	842		955
Balance, end of period	$134,898	$130,413	$136,499	$142,154	$141,065	$4,485		$(6,167)

Charge-offs and writedowns recorded on other real
estate owned as a percentage of contractual
loan balance prior to non-performing status
Consumer	36.0%	35.1%	33.1%	32.2%	33.0%	90	bps	300	bps
Commercial	43.2	42.7	33.2	24.5	26.6	50		1,660
Total	38.7	37.8	33.1	30.0	30.8	90		790

Ending number of properties owned
Consumer real estate	465	456	488	493	520	9		(55)
Commercial real estate	33	33	26	26	28	-		5
Total	498	489	514	519	548	9		(50)

(1) Includes properties owned and foreclosed properties subject to redemption.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At December 31, 2011		At September 30, 2011		At December 31, 2010		Change from
							Sep. 30,		Dec. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2011		2010
Consumer real estate	$183,435	2.66%	$177,430	2.55%	$172,850	2.42%	11	bps	24	bps
Consumer other	1,114	2.89	1,219	3.68	1,653	4.22	(79)		(133)
Total consumer real estate and other	184,549	2.66	178,649	2.55	174,503	2.43	11		23
Commercial	46,954	1.36	49,499	1.42	62,478	1.71	(6)		(35)
Leasing and equipment finance	21,173.67		23,300.77		26,301.83		(10)		(16)
Inventory finance	2,996.48		2,877.35		2,537.32		13		16
Total	$255,672	1.81	$254,325	1.77	$265,819	1.80	4		1

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended (1)					Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2011	2011	2011	2011	2010	2011		2010
Consumer real estate
First mortgage lien	1.94%	2.29%	1.78%	1.81%	1.88%	(35)	bps	6	bps
Junior lien	2.63	2.99	2.75	2.39	2.37	(36)		26
Total consumer real estate	2.15	2.51	2.09	1.99	2.04	(36)		11
Total consumer real estate and other	2.23	2.59	2.12	1.97	2.10	(36)		13
Commercial	1.79	.57	.30	1.96	2.04	122		(25)
Leasing and equipment finance	.46	.36	.45	.36	.99	10		(53)
Inventory finance	.03	.13	.13	.10	.28	(10)		(25)
Total	1.63	1.48	1.19	1.51	1.75	15		(12)

(1) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2011			2010
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS:
Investments and other	$1,046,883	$2,202.84%		$406,351	$1,900	1.86%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2,381,193	22,557	3.79	1,729,928	18,005	4.16
U.S. Treasury securities	-	-	-	198,895	63.13
Other securities	237	2	3.36	431	4	3.69
Total securities available for sale (2)	2,381,430	22,559	3.79	1,929,254	18,072	3.75
Loans and leases held for sale	4,822	131	10.78	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	4,528,165	68,919	6.04	4,874,633	74,961	6.10
Variable-rate	2,404,886	30,841	5.09	2,322,623	30,735	5.25
Consumer - other	19,386	415	8.49	23,283	537	9.15
Total consumer real estate and other	6,952,437	100,175	5.72	7,220,539	106,233	5.84
Commercial:
Fixed- and adjustable-rate	2,775,219	39,734	5.68	2,947,137	43,856	5.90
Variable-rate	701,441	7,569	4.28	703,769	7,373	4.16
Total commercial	3,476,660	47,303	5.40	3,650,906	51,229	5.57
Leasing and equipment finance	3,043,329	44,762	5.88	3,155,472	49,212	6.24
Inventory finance	766,885	13,767	7.12	803,157	14,554	7.19
Total loans and leases	14,239,311	206,007	5.75	14,830,074	221,228	5.93
Total interest-earning assets	17,672,446	230,899	5.20	17,165,679	241,200	5.59
Other assets	1,248,000			1,443,559
Total assets	$18,920,446			$18,609,238

LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,330,462			$1,366,190
Small business	738,867			676,670
Commercial and custodial	303,216			291,295
Total non-interest bearing deposits	2,372,545			2,334,155
Interest-bearing deposits:
Checking	2,096,340	818.15		2,044,060	1,475.29
Savings	5,859,147	6,254.42		5,392,650	8,592.63
Money market	662,024	620.37		643,801	1,043.64
Subtotal	8,617,511	7,692.35		8,080,511	11,110.55
Certificates of deposit	1,112,735	2,099.75		1,040,348	2,260.86
Total interest-bearing deposits	9,730,246	9,791.40		9,120,859	13,370.58
Total deposits	12,102,791	9,791.32		11,455,014	13,370.46
Borrowings:
Short-term borrowings	37,081	27.29		235,219	209.35
Long-term borrowings	4,387,036	47,055	4.26	4,746,823	52,879	4.42
Total borrowings	4,424,117	47,082	4.23	4,982,042	53,088	4.23
Total interest-bearing liabilities	14,154,363	56,873	1.59	14,102,901	66,458	1.87
Total deposits and borrowings	16,526,908	56,873	1.37	16,437,056	66,458	1.61
Other liabilities	538,148			674,827
Total liabilities	17,065,056			17,111,883
Total TCF Financial Corp. stockholders’ equity	1,850,968			1,490,025
Non-controlling interest in subsidiaries	4,422			7,330
Total equity	1,855,390			1,497,355
Total liabilities and equity	$18,920,446			$18,609,238
Net interest income and margin		$174,026	3.92%		$174,742	4.05%

(1)  Annualized.

(2)  Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2011			2010
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS:
Investments and other	$820,981	$7,836.95%		$337,279	$5,509	1.63%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2,198,188	85,138	3.87	1,817,413	80,332	4.42
U.S. Treasury securities	48,178	34.07		71,233	93.13
Other securities	329	16	4.86	454	20	4.41
Total securities available for sale (1)	2,246,695	85,188	3.79	1,889,100	80,445	4.26
Loans and leases held for sale	1,215	131	10.78	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	4,627,047	281,427	6.08	5,082,487	313,573	6.17
Variable-rate	2,386,234	122,532	5.13	2,148,171	116,436	5.42
Consumer - other	19,687	1,715	8.71	26,576	2,303	8.67
Total consumer real estate and other	7,032,968	405,674	5.77	7,257,234	432,312	5.96
Commercial:
Fixed- and adjustable-rate	2,854,327	164,368	5.76	2,956,699	176,018	5.95
Variable-rate	710,758	30,742	4.33	730,325	30,604	4.19
Total commercial	3,565,085	195,110	5.47	3,687,024	206,622	5.60
Leasing and equipment finance	3,074,207	184,575	6.00	3,056,006	196,570	6.43
Inventory finance	856,271	61,583	7.19	677,214	49,881	7.37
Total loans and leases	14,528,531	846,942	5.83	14,677,478	885,385	6.03
Total interest-earning assets	17,597,422	940,097	5.34	16,903,857	971,339	5.75
Other assets	1,194,550			1,286,683
Total assets	$18,791,972			$18,190,540

LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,414,659			$1,429,436
Small business	698,903			641,412
Commercial and custodial	291,986			284,750
Total non-interest bearing deposits	2,405,548			2,355,598
Interest-bearing deposits:
Checking	2,114,098	4,451.21		2,071,990	6,466.31
Savings	5,671,889	28,942.51		5,410,681	40,023.74
Money market	658,693	2,951.45		656,691	4,532.69
Subtotal	8,444,680	36,344.43		8,139,362	51,021.63
Certificates of deposit	1,103,231	8,764.79		1,054,179	10,208.97
Total interest-bearing deposits	9,547,911	45,108.47		9,193,541	61,229.67
Total deposits	11,953,459	45,108.38		11,549,139	61,229.53
Borrowings:
Short-term borrowings	49,442	171.35		124,891	474.38
Long-term borrowings	4,500,564	192,984	4.29	4,580,786	208,972	4.56
Total borrowings	4,550,006	193,155	4.24	4,705,677	209,446	4.45
Total interest-bearing liabilities	14,097,917	238,263	1.69	13,899,218	270,675	1.95
Total deposits and borrowings	16,503,465	238,263	1.44	16,254,816	270,675	1.66
Other liabilities	551,206			511,589
Total liabilities	17,054,671			16,766,405
Total TCF Financial Corp. stockholders’ equity	1,729,660			1,415,161
Non-controlling interest in subsidiaries	7,641			8,974
Total equity	1,737,301			1,424,135
Total liabilities and equity	$18,791,972			$18,190,540
Net interest income and margin		$701,834	3.99%		$700,664	4.15%

(1)  Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010
Interest income:
Loans and leases	$205,415	$210,885	$213,823	$214,673	$220,772
Securities available for sale	22,559	22,561	20,639	19,429	18,072
Investments and other	2,333	1,997	1,836	1,801	1,900
Total interest income	230,307	235,443	236,298	235,903	240,744
Interest expense:
Deposits	9,791	11,883	11,430	12,004	13,370
Borrowings	47,082	47,496	48,718	49,859	53,088
Total interest expense	56,873	59,379	60,148	61,863	66,458
Net interest income	173,434	176,064	176,150	174,040	174,286
Provision for credit losses	59,249	52,315	44,005	45,274	77,646
Net interest income after provision for credit losses	114,185	123,749	132,145	128,766	96,640
Non-interest income:
Fees and service charges	51,002	58,452	56,396	53,513	61,480
Card revenue	13,643	27,701	28,219	26,584	27,625
ATM revenue	6,608	7,523	7,091	6,705	6,985
Subtotal	71,253	93,676	91,706	86,802	96,090
Leasing and equipment finance	18,492	21,646	22,279	26,750	23,402
Other	1,570	786	384	694	817
Fees and other revenue	91,315	116,108	114,369	114,246	120,309
Gains (losses) on securities, net	5,842	1,648	(227)	-	21,185
Gains on sales of auto loans	1,133	-	-	-	-
Total non-interest income	98,290	117,756	114,142	114,246	141,494
Non-interest expense:
Compensation and employee benefits	82,595	87,758	89,082	89,357	82,843
Occupancy and equipment	32,366	31,129	30,783	32,159	30,968
FDIC insurance	6,647	7,363	7,542	7,195	7,398
Deposit account premiums	6,482	7,045	6,166	3,198	1,688
Advertising and marketing	2,250	1,145	3,479	3,160	3,154
Other	39,148	34,708	37,067	34,566	37,309
Subtotal	169,488	169,148	174,119	169,635	163,360
Foreclosed real estate and repossessed assets, net	11,323	12,430	12,617	12,868	12,781
Operating lease depreciation	6,811	7,409	7,859	7,928	8,289
Other credit costs, net	(89)	(139)	496	2,548	1,542
Total non-interest expense	187,533	188,848	195,091	192,979	185,972
Income before income tax expense	24,942	52,657	51,196	50,033	52,162
Income tax expense	7,424	19,159	19,086	18,772	17,391
Income after income tax expense	17,518	33,498	32,110	31,261	34,771
Income attributable to non-controlling interest	1,075	1,243	1,686	989	898
Net income available to common stockholders	$16,443	$32,255	$30,424	$30,272	$33,873

Net income per common share:
Basic	$.10	$.20	$.19	$.21	$.24
Diluted	.10	.20	.19	.21	.24

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial Ratios: (1)

Return on average assets	.37%	.71%	.68%	.68%	.75%
Return on average common equity	3.55	7.12	7.00	8.00	9.09
Net interest margin	3.92	3.96	4.02	4.06	4.05

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010
ASSETS
Cash and due from banks	$1,175,118	$1,078,521	$802,812	$677,695	$506,244
Investments	162,359	162,717	166,039	172,309	176,795
U.S. Government sponsored entities:
Mortgage-backed securities	2,374,026	2,357,865	2,153,016	1,979,648	1,907,958
U.S. Treasury securities	—	10,761	135,613	47,269	199,330
Other securities	1,816	2,132	2,360	2,578	2,945
Total securities available for sale	2,375,842	2,370,758	2,290,989	2,029,495	2,110,233
Loans and leases held for sale	4,822	-	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	4,528,165	4,592,855	4,655,198	4,734,618	4,874,633
Variable-rate	2,404,886	2,392,966	2,379,250	2,367,341	2,322,623
Consumer - other	19,386	18,183	19,463	21,757	23,283
Total consumer real estate and other	6,952,437	7,004,004	7,053,911	7,123,716	7,220,539
Commercial:
Fixed- and adjustable-rate	2,775,219	2,853,117	2,877,903	2,912,593	2,947,137
Variable-rate	701,441	711,081	719,741	710,870	703,769
Total commercial	3,476,660	3,564,198	3,597,644	3,623,463	3,650,906
Leasing and equipment finance	3,043,329	3,066,208	3,068,550	3,119,669	3,155,472
Inventory finance	766,885	826,198	978,505	872,785	803,157
Total loans and leases	14,239,311	14,460,608	14,698,610	14,739,633	14,830,074
Allowance for loan and lease losses	(251,158)	(253,547)	(255,441)	(263,014)	(251,904)
Net loans and leases	13,988,153	14,207,061	14,443,169	14,476,619	14,578,170
Premises and equipment, net	436,715	439,288	442,529	445,093	446,527
Goodwill	179,070	152,599	152,599	152,599	152,599
Other assets	598,367	582,290	498,194	527,210	638,670
Total assets	$18,920,446	$18,993,234	$18,796,331	$18,481,020	$18,609,238

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,330,462	$1,396,857	$1,475,191	$1,457,723	$1,366,190
Small business	738,867	704,272	683,323	668,316	676,670
Commercial and custodial	303,216	294,253	278,808	291,513	291,295
Total non-interest bearing deposits	2,372,545	2,395,382	2,437,322	2,417,552	2,334,155
Interest-bearing deposits:
Checking	2,096,340	2,103,184	2,152,646	2,104,433	2,044,060
Savings	5,859,147	5,789,188	5,608,824	5,424,327	5,392,650
Money market	662,024	650,598	648,862	673,503	643,801
Subtotal	8,617,511	8,542,970	8,410,332	8,202,263	8,080,511
Certificates of deposit	1,112,735	1,114,934	1,092,368	1,092,537	1,040,348
Total interest-bearing deposits	9,730,246	9,657,904	9,502,700	9,294,800	9,120,859
Total deposits	12,102,791	12,053,286	11,940,022	11,712,352	11,455,014
Borrowings:
Short-term borrowings	37,081	43,073	35,227	83,038	235,219
Long-term borrowings	4,387,036	4,403,724	4,513,301	4,702,729	4,746,823
Total borrowings	4,424,117	4,446,797	4,548,528	4,785,767	4,982,042
Accrued expenses and other liabilities	538,148	672,944	556,641	460,434	674,827
Total liabilities	17,065,056	17,173,027	17,045,191	16,958,553	17,111,883
Equity:
Preferred stock	-	-	-	-	-
Common stock	1,602	1,598	1,594	1,463	1,428
Additional paid-in capital	711,914	705,366	698,683	503,852	456,760
Retained earnings, subject to certain restrictions	1,121,866	1,105,322	1,081,101	1,058,395	1,034,696
Accumulated other comprehensive income (loss)	48,618	34,073	(8,819)	(26,177)	20,168
Treasury stock at cost and other	(33,032)	(33,008)	(33,036)	(22,961)	(23,027)
Total TCF Financial Corp. stockholders equity	1,850,968	1,813,351	1,739,523	1,514,572	1,490,025
Non-controlling interest in subsidiaries	4,422	6,856	11,617	7,895	7,330
Total equity	1,855,390	1,820,207	1,751,140	1,522,467	1,497,355
Total liabilities and equity	$18,920,446	$18,993,234	$18,796,331	$18,481,020	$18,609,238

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010

ASSETS

Investments and other	.84%	.83%	1.06%	1.26%	1.86%
U.S. Government sponsored entities:
Mortgage-backed securities	3.79	3.86	3.92	3.96	4.16
U.S. Treasury securities	-	.04	.06	.11	.13
Other securities	3.36	4.68	5.68	5.21	3.69
Total securities available for sale (2)	3.79	3.84	3.69	3.87	3.75
Loans and leases held for sale	10.78	-	-	-	-
Loans and leases:
Consumer real estate:
Fixed-rate	6.04	6.06	6.08	6.15	6.10
Variable-rate	5.09	5.11	5.15	5.19	5.25
Consumer - other	8.49	8.44	9.01	8.87	9.15
Total consumer real estate and other	5.72	5.74	5.78	5.84	5.84
Commercial:
Fixed- and adjustable-rate	5.68	5.72	5.78	5.85	5.90
Variable-rate	4.28	4.33	4.32	4.37	4.16
Total commercial	5.40	5.44	5.49	5.56	5.57
Leasing and equipment finance	5.88	6.01	6.02	6.10	6.24
Inventory finance	7.12	7.28	7.11	7.12	7.19
Total loans and leases	5.75	5.81	5.85	5.90	5.93

Total interest-earning assets	5.20	5.28	5.38	5.51	5.59

LIABILITIES

Interest-bearing deposits:
Checking	.15	.20	.23	.26	.29
Savings	.42	.54	.52	.56	.63
Money market	.37	.42	.45	.55	.64
Subtotal	.35	.45	.44	.48	.55
Certificates of deposit	.75	.79	.81	.83	.86
Total interest-bearing deposits	.40	.49	.48	.52	.58
Total deposits	.32	.39	.38	.42	.46
Borrowings:
Short-term borrowings	.29	.29	.24	.45	.35
Long-term borrowings	4.26	4.28	4.33	4.28	4.42
Total borrowings	4.23	4.24	4.29	4.22	4.23

Total interest-bearing liabilities	1.59	1.67	1.72	1.78	1.87

Net interest margin	3.92%	3.96%	4.02%	4.06%	4.05%

(1)  Annualized.

(2)  Average yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Dec. 31,	At Dec. 31,
	2011	2010
Computation of total equity to total assets:
Total equity	$1,878,627	$1,480,163
Total assets	$18,979,388	$18,465,025
Total equity to total assets	9.90%	8.02%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,878,627	$1,480,163
Less: Non-controlling interest in subsidiaries	10,494	8,500
Total TCF Financial Corp. stockholders’ equity	1,868,133	1,471,663
Less:
Goodwill	225,640	152,599
Other intangibles	7,134	1,232
Accumulated other comprehensive income	56,826	-
Add:
Accumulated other comprehensive loss	-	15,692
Tangible realized common equity	$1,578,533	$1,333,524

Total assets	$18,979,388	$18,465,025
Less:
Goodwill	225,640	152,599
Other intangibles	7,134	1,232
Tangible assets	$18,746,614	$18,311,194

Tangible realized common equity to tangible assets	8.42%	7.28%

	At Dec. 31,	At Dec. 31,
	2011	2010
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,706,926	$1,459,703
Total risk-weighted assets	$13,475,330	$13,936,629
Total tier 1 risk-based capital ratio	12.67%	10.47%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,706,926	$1,459,703
Less:
Qualifying trust preferred securities	115,000	115,000
Qualifying non-controlling interest in subsidiaries	10,494	8,500
Total tier 1 common capital	$1,581,432	$1,336,203

Total tier 1 common capital ratio	11.74%	9.59%

(1) In contrast to GAAP-basis and regulatory capital-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss) and the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries. Management reviews these ratios as ongoing measures and has included this information because of current interest in the industry. The methodology for calculating these ratios may vary between companies.

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